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                                                                      EXHIBIT 23


                          Independent Auditors' Consent

The Board of Directors
ESCO Technologies Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-39737, 33-47916, 33-98112, 333-92945, 333-77887, 333-96309, 333-63930
and 333-85268) on Form S-8 of ESCO Technologies Inc. of our reports dated November 17, 2003, with respect to the consolidated balance sheets of ESCO Technologies Inc. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2003, which report appears in the Annual Report to Stockholders for fiscal year ended September 30, 2003, and is incorporated by reference in the September 30, 2003 annual report on Form 10-K of ESCO Technologies Inc., and with respect to the related consolidated financial statement schedule, which report appears in the September 30, 2003 annual report on Form 10-K of ESCO Technologies Inc.

Our reports refer to changes in accounting for goodwill and other intangible assets and consolidation of variable interest entities.


/s/ KPMG LLP


KPMG LLP
St. Louis, Missouri
December 19, 2003